UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

HAYMAKER ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-38931	83-3642865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Fifth Avenue, Floor 10 New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 616-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	HYACU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	HYAC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	HYACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Definitive Agreement.

Business Combination Agreement

On September 8, 2020, Haymaker Acquisition Corp. II, a Delaware corporation (“Haymaker”), ARKO Corp., a Delaware corporation (“New Parent”), Punch US Sub, Inc., a Delaware corporation (“Merger Sub I”), Punch Sub Ltd., a company organized under the Laws of the State of Israel (“Merger Sub II”), and ARKO Holdings Ltd., a company organized under the Laws of the State of Israel (“Arko”), entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) pursuant to which Haymaker and Arko shall enter into a business combination.

The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination fee provisions and other terms relating to the mergers and the other transactions contemplated thereby, are summarized below. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

Structure of the Transaction

The acquisition is structured as a “double dummy” transaction, resulting in the following:

(a)

Each of New Parent, Merger Sub I and Merger Sub II are newly formed entities that were formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement. New Parent is a wholly-owned direct subsidiary of Haymaker and both Merger Sub I and Merger Sub II are wholly-owned direct subsidiaries of New Parent.

(b)

On the Closing Date, each of the following transactions will occur in the following order: (i) Merger Sub I will merge with and into Haymaker (the “First Merger”), with Haymaker surviving the First Merger as a wholly-owned subsidiary of New Parent (the “First Surviving Company”); (ii) immediately following the First Merger, Merger Sub II will merge with and into Arko (the “Second Merger”), with Arko surviving the Second Merger as a wholly-owned subsidiary of New Parent (the “Second Surviving Company”); and (iii) after completion of the Second Merger, New Parent will organize a new corporation or limited liability company (“Newco”) and transfer all shares of capital stock of the Second Surviving Company to Newco in exchange for all shares of capital stock or equity interests of Newco. Following the transactions, the First Surviving Company and the Second Surviving Company will be wholly-owned subsidiaries of New Parent.

Effect of the Business Combination on Existing Haymaker Equity

Subject to the terms and conditions of the Business Combination Agreement, the Business Combination will result in, among other things, the following:

•

each share of Haymaker Class A Common Stock issued and outstanding immediately prior to the First Effective Time being automatically converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of New Parent (“New Parent Common Stock”); and

•

each of the Haymaker Warrants, each of which is exercisable for one share of Haymaker Class A Common Stock at an exercise price of $11.50 per share of Haymaker Class A Common Stock, in accordance with its terms (the “Haymaker Warrants”) will become exercisable for one share of New Parent Common Stock; and

•

the Sponsor will forfeit 1,000,000 shares of New Parent Common Stock and 2,000,000 New Parent Warrants and 4,000,000 shares of New Parent Common Stock that would otherwise be issuable to the Sponsor will be deferred (as further described below). See the section entitled “Consideration—Forfeiture and Deferral of New Parent Equity Held by the Sponsor.”

Consideration

Forfeiture and Deferral of New Parent Equity Held by the Sponsor

Following the First Effective Time, (i) the Sponsor will automatically forfeit 1,000,000 shares of New Parent Common Stock and 2,000,000 New Parent Warrants, and such shares and warrants will be cancelled and no longer outstanding and (ii) 4,000,000 shares of New Parent Common Stock that would otherwise be issuable to the Sponsor will be deferred (as further described below). Subject to the terms and conditions of the Business Combination Agreement, no more than five business days following the occurrence of Trigger Event 1 (as defined below) or Trigger Event 2 (as defined below), New Parent will issue to the Sponsor (i) 2,000,000 shares of New Parent Common Stock in the case of Trigger Event 1, and (ii) 2,000,000 shares of New Parent Common Stock in the case of Trigger Event 2 (such shares, the “Deferred Shares”). “Trigger Event 1” will occur on (i) the first day the Required VWAP (as defined below) of the New Parent Common Stock is greater than or equal to $13.00 per share (subject to adjustment as set forth in the Business Combination Agreement) or (ii) a change of control of New Parent where the shares of New Parent Common Stock are sold for at least $13.00 per share (subject to adjustment as set forth in the Business Combination Agreement), in each case, only if such event occurs prior to the 5-year anniversary of the closing of the Business Combination. “Trigger Event 2” will occur on (i) the first day the Required VWAP of the New Parent Common Stock is greater than or equal to $15.00 per (subject to adjustment as set forth in the Business Combination Agreement) or (ii) a change of control of New Parent where the shares of New Parent Common Stock are sold for at least $15.00 per share (subject to adjustment as set forth in the Business Combination Agreement), in each case, only if such event occurs prior to the 7-year anniversary of the closing of the Business Combination. “Required VWAP” means either (A) the 5-day volume weighed average price, if the average daily trading volume during such 5-day period equals or exceeds the average daily trading volume for the 180-day period following the Closing or (B) the 20-day volume weighted average price.

Conversion of Arko Ordinary Shares

At the Second Effective Time, each ordinary share, par value 0.01 New Israeli Shekel (NIS 0.01) per share, of Arko (all such issued and outstanding shares, including those to be issued in respect of Arko’s restricted stock units, are collectively referred to as the “Arko Ordinary Shares”) issued and outstanding immediately prior to the Second Effective Time will be cancelled and, subject to the terms of the Business Combination Agreement, each holder of Arko Ordinary Shares will receive the following consideration, at such holder’s election:

1.

Option A (Stock Consideration): The number of validly issued, fully paid and nonassessable shares of New Parent Common Stock equal to the quotient of (i) such holder’s Consideration Value divided by (ii) $10.00.

2.

Option B (Mixed Consideration): (A) a cash amount equal to 10% of such holder’s Consideration Value (the “Cash Option B Amount”) plus (B) the number of validly issued, fully paid and nonassessable shares of New Parent Common Stock equal to (i) such holder’s Consideration Value divided by $10.00, minus (ii) such holder’s Cash Option B Amount divided by $8.50.

3.

Option C (Mixed Consideration): (A) a cash amount equal to 20.913% of such holder’s Consideration Value (the “Cash Option C Amount”) plus (B) the number of validly issued, fully paid and nonassessable shares of New Parent Common Stock equal to (i) such holder’s Consideration Value divided by $10.00, minus (ii) such holders Cash Option C Amount divided by $8.50.

For purposes of the above calculations, “Consideration Value” for a holder of Arko Ordinary Shares is an amount equal to the product of (a) the number of Arko Ordinary Shares held by such holder immediately prior to the Second Effective Time multiplied by (b) the Company Per Share Value. The “Company Per Share Value” is an amount equal to the quotient of $717,273,400 divided by the total number of issued and outstanding or issuable Arko Ordinary Shares, in each case, as of the Second Effective Time. Up to $150,000,000 of cash consideration will be available to holders of Arko Ordinary Shares (including Key Arko Shareholders) if they all were to select Option C. Notwithstanding the foregoing, after giving effect to the obligations of the Voting Support Shareholders under the Voting Support Agreements, in which certain holders of Arko Ordinary Shares have agreed to elect either Option A or Option B, under no circumstance shall the actual aggregate (x) cash consideration exceed $100,045,000 nor (y) shares of New Parent Common Stock to be issued to Arko shareholders exceed 59,957,382 (if the aggregate Cash Consideration is $100,045,000) or 71,727,340 (if the aggregate Cash Consideration is $0). In addition, each holder of Arko Ordinary Shares will be entitled to receive a pro rata payment, in the form of a dividend or additional cash consideration, in respect of cash held by Arko in excess of Arko’s debt, each measured as of the closing of the Business Combination.

Listing of New Parent Common Stock

Shares of New Parent Common Stock and New Parent Warrants are expected to be listed on the Nasdaq Capital Market, and shares of New Parent Common Stock are expected to be listed on the Tel Aviv Stock Exchange (the “TASE”) each upon the closing of the Business Combination.

Representations and Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of (a) Arko and (b) Haymaker, New Parent, Merger Sub I and Merger Sub II, in each case, relating to, among other things, their business, operations, ability to enter into the Business Combination Agreement and their outstanding capitalization.

Conditions to Each Party’s Obligations

Consummation of the transactions contemplated by the Business Combination Agreement is subject to customary conditions of the respective parties, and conditions customary to special purpose acquisition companies, including the approval of Haymaker’s stockholders.

In addition, consummation of the transactions contemplated by the Business Combination Agreement is subject to other closing conditions, including, among others: (a) the Haymaker Stockholder Approval shall have been received by Haymaker, (b) the Company Shareholder Approval shall have been received by Arko, (c) no governmental authority shall have enacted, issued, promulgated, enforced or entered in any law, rule, regulation, judgment, decree, writ, injunction, determination, order or award which is then in effect and has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions, (d) all required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the First Merger and the Second Merger under the HSR Act shall have expired or terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained, (e) 50 days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar and 30 days shall have elapsed after the approval of the Second Merger by the shareholders of each of Arko and Merger Sub II, (f) the consents, approvals and authorizations legally required to be obtained to consummate the Transactions shall have been obtained and made, (g) certain third-party consents, approvals and authorizations required to be obtained to consummate the Transactions shall have been obtained, (h) (A) the shares of New Parent Common Stock issuable in connection with the Transactions shall be duly authorized by the New Parent board of directors and New Parent’s organizational documents and (B) New Parent shall satisfy any applicable initial and continuing listing requirements of the Nasdaq Stock Market and TASE, New Parent shall not have received any notices of non-compliance therewith, and the shares of New Parent Common Stock shall have been approved for listing on the Nasdaq Stock Market and TASE, (i) the transactions contemplated by the GPM Equity Purchase Agreement shall be consummated by the parties thereto substantially concurrently, and (j) the Haymaker proxy statement/prospectus and Registration Statement shall have become effective, no stop order shall have been issued by the SEC and remain in effect and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending.

Termination

The Business Combination Agreement may be terminated at any time prior to the First Effective Time, as follows:

(a)	By mutual written consent of Haymaker and Arko.

(b)

By either Haymaker or Arko if the First Effective Time shall not have occurred on or before January 31, 2021 (the “Outside Date”); provided that the Outside Date shall be automatically extended without any further action by any party until March 31, 2021 if the Registration Statement has not been declared effective by the SEC prior to November 12, 2020; provided, further, that the Business Combination may not be terminated by or on behalf of any party that is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Business Combination Agreement and such breach or violation is the primary cause of the failure of a condition set forth in Article VII of the Business Combination Agreement to be satisfied on or prior to the Outside Date.

(c)

By either Haymaker or Arko if any governmental authority enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions.

(d)	By either Haymaker or Arko if the Haymaker Stockholder Approval is not adopted and approved by the requisite Haymaker stockholders at the Haymaker Stockholders’ Meeting;

(e)	By either Haymaker or Arko if the Company Shareholder Approval is not adopted and approved by the requisite Company Shareholders at the Company Shareholders’ Meeting;

(f)

By Haymaker upon a breach of any representation, warranty, covenant or agreement on the part of Arko set forth in the Business Combination Agreement, or if any representation or warranty of Arko shall have become untrue, in either case such that the Arko Representation Condition or the Arko Covenant Condition would not be satisfied (“Terminating Company Breach”); provided, that Haymaker has not waived such Terminating Company Breach and Haymaker, New Parent, Merger Sub I or Merger Sub II are not then in breach of any representation, warranty, covenant or agreement on the part of Haymaker, New Parent, Merger Sub I or Merger Sub II set forth in the Business Combination Agreement such that the Haymaker Representation Condition or the Haymaker Covenant Condition would not be satisfied; provided, however, that, if such Terminating Company Breach is curable by Arko, Haymaker may not terminate the Business Combination Agreement pursuant to a Terminating Company Breach unless such breach is not cured by the earlier of (i) 30 days after notice of such breach is provided by Haymaker to Arko; and (ii) 5 Business Days prior to the Outside Date.

(g)

By Arko upon a breach of any representation, warranty, covenant or agreement on the part of Haymaker, New Parent, Merger Sub I and Merger Sub II, set forth in the Business Combination Agreement, or if any representation or warranty of Haymaker, New Parent, Merger Sub I and Merger Sub II shall have become untrue, in either case such that the Haymaker Representation Condition and the Haymaker Covenant Condition would not be satisfied (“Terminating Haymaker Breach”);

provided, that Arko has not waived such Terminating Haymaker Breach and Arko is not then in breach of any representation, warranty, covenant or agreement on the part of Arko set forth in the Business Combination Agreement such that the Arko Representation Condition or the Arko Covenant Condition would not be satisfied; provided, however, that, if such Terminating Haymaker Breach is curable by Haymaker, New Parent, Merger Sub I and Merger Sub II, Arko may not terminate the Business Combination Agreement pursuant to a Terminating Haymaker Breach unless such breach is not cured by the earlier of (i) 30 days after notice of such breach is provided by Arko to Haymaker; and (ii) 5 Business Days prior to the Outside Date.

(h)

By Haymaker at any time prior to the receipt of the Company Shareholder Approval, if (A) the Company Board shall have made a Company Adverse Approval Change or (B) at any time after a Company Acquisition Proposal is publicly announced or becomes generally known to the public, Arko shall have failed to publicly reaffirm the Company Board Approval within 10 Business Days after receipt of a written request from Haymaker to do so.

(i)

By Arko at any time prior to receipt of the Company Shareholder Approval, in order for Arko to enter into a definitive agreement with respect to a Company Superior Proposal as contemplated by Section 6.06(a)(iv) of the Business Combination Agreement; provided that prior to, or concurrently with such termination, and as a condition to the effectiveness of such termination, Arko pays or causes to be paid to Haymaker the Company Termination Fee.

If the Business Combination Agreement is (x) terminated by Haymaker pursuant to clause (h) above, (y) by Arko pursuant to clause (i) above or (z) pursuant to clauses (b) or (f) above and (A) a Company Acquisition Proposal shall have been received by Arko or its representatives or a person has publicly announced an intention to make a Company Acquisition Proposal prior to the termination of the Business Combination Agreement, (B) within 6 months after the date of such termination, Arko enters into a definitive agreement in respect of any Company Acquisition Proposal and (C) within 12 months after the date of such termination, Arko consummates any Company Acquisition Proposal (provided that for purposes of clauses (B) and (C), each reference to “20%” in the definition of Company Acquisition Proposal shall be deemed to be references to “50%”) then, in each case of (x), (y), and (z), Arko shall pay, or cause to be paid, to Haymaker a termination fee of $21,518,202 (the “Company Termination Fee”) in accordance with the Business Combination Agreement. In no event shall Arko be required to pay the Company Termination Fee on more than one occasion. Notwithstanding anything to the contrary, except in the case of fraud, if Arko pays the Company Termination Fee to Haymaker, such payment shall constitute the sole and exclusive remedy of Haymaker, New Parent, Merger Sub I and Merger Sub II against Arko and its subsidiaries, representatives or assignees (together with Arko, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform or otherwise, and none of the Company Related Parties shall have any further liability or obligation relating to or arising out of the Business Combination Agreement or the Transactions.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

Certain Related Agreements

GPM Equity Purchase Agreement

In connection with the Business Combination Agreement, New Parent, Haymaker and the GPM Minority Investors entered into the GPM Equity Purchase Agreement. The GPM Equity Purchase Agreement provides, among other things, that New Parent will purchase from the GPM Minority Investors all of their (a) direct and indirect membership interests in GPM, (b) warrants, options or other rights to purchase or otherwise acquire securities of GPM, equity appreciation rights or profits interests relating to GPM, and (c) obligations, evidences of indebtedness or other securities or interests, but only to the extent convertible or exchange into securities described in clauses (a) or (b), including its membership interests (the “Equity Securities”). In exchange for such Equity Securities, the GPM Minority Investors will receive shares of New Parent Common Stock and Ares (as defined in the GPM Equity Purchase Agreement) will receive the New Ares Warrants (as described below).

Within the 30-day period (the “Election Period”) following February 28, 2023 (the “Trigger Date”), Ares has a right to require New Parent to purchase the shares of New Parent Common Stock received by Ares pursuant to the GPM Equity Purchase Agreement (the “Ares Shares”) at a price (the “Put Price”) of $12.935 per share, subject to certain adjustment for dividends and as described below (such right, the “Ares Right”). The Ares Right may be exercised by delivering written notice to New Parent within the Election Period. Upon receipt of such notice, New Parent will have the option to either purchase the Ares Shares for cash, or in lieu of such purchase, New Parent may issue additional shares of New Parent Common Stock (the “Additional Shares”) to Ares (with the value based on the New Parent VWAP) in an amount sufficient so that the value of the Ares Shares and the Additional Shares, and any dividends, distributions, or other payments received in respect of the Ares Shares or Ares’ membership interest in GPM collectively equal $27,294,054, or to the extent that Ares has transferred a portion, but not all of the Ares Shares, the applicable pro rata amount thereof, based on the New Parent VWAP. The Put Price shall be adjusted proportionately to reflect any stock split, reverse stock split, or other similar adjustment in respect of the New Parent Common Stock during the Holding Period. The Ares Right will automatically expire upon the earliest of (a) if during the period between the Closing Date and the Trigger Date (the “Holding Period”), the shares of New Parent Common Stock trade at a sale price of at least 105% of the Put Price on any 20 trading days within any 30 trading day period (such 30 day period, the “Sale Window”); provided that (a) during such 20 trading days the average number of shares of New Parent Common Stock traded per trading day is at least 1.25 million and (b) the Ares Shares are freely tradeable during the entirety of the Sale Window, (ii) if Ares sells or otherwise transfers any of the Ares Shares during the Holding Period to a party that is not an affiliate or a fund, investment vehicle or other entity that is controlled managed or advised by Ares or any of its affiliates, or (c) Ares does not provide the notice of exercise of the Ares Right within the Election Period.

At the closing of the Business Combination, Ares will exchange its warrants to acquire membership interest in GPM (the “Existing Ares Warrants”) for warrants to purchase 1.1 million shares of New Parent Common Stock for an exercise price of $10.00 per share, with an exercise period of 5 years from the Closing Date (the “New Ares Warrants”).

For purposes of the Ares Right, “New Parent VWAP” is defined as the volume weighted average price of New Parent Common Stock for a 30-day trading day period ending on the Trigger Date (or, if the Trigger Date is not a trading day, ending on the trading day immediately preceding the Trigger Date), on Nasdaq or other stock exchange or, if not then listed, New Parent’s principal trading market, in any such case, as reported by Bloomberg or, if not available on Bloomberg, as reported by Morningstar.

Voting Support Agreements

In connection with the execution of the Business Combination Agreement, Haymaker entered into the Voting Support Agreements (each, a “Voting Support Agreement” and collectively, the “Voting Support Agreements”), one with Morris Willner, WRDC Enterprises and Vilna Holdings, and one with Arie Kotler, KMG Realty LLC, and Yahli Group Ltd. (together with Morris Willner and Vilna Holdings, the “Voting Support Shareholders”). Pursuant to the Voting Support Agreements, the Voting Support Shareholders, as Arko shareholders, have agreed, subject to certain exceptions, to vote all of their Arko Ordinary Shares (a) in favor of the approval and adoption of the Business Combination Agreement, the GPM Equity Purchase Agreement, and related transaction documents, (b) in favor of any matter reasonably necessary to the consummation of the Business Combination and considered and voted upon by Arko, (c) in favor of any proposal to adjourn or postpone to a later date any meeting of the shareholders of Arko at which any of the foregoing matters are submitted for consideration and vote of the Arko shareholders if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (d) against at any action, agreement or transactions (other than the Business Combination Agreement and the transactions contemplated thereby) or proposal that would reasonably be expected to (i) prevent, impede, delay or adversely affect in any material respects the transactions contemplated by the Business Combination Agreement or any other transaction document or (ii) result in failure of the transactions contemplated by the Business Combination to be consummated.

Additionally, each of Arie Kotler and Morris Willner has agreed for himself, and on behalf of any affiliates holding Arko Ordinary Shares, to elect either Option A or Option B. Each of Mr. Kotler and Mr. Willner has also agreed to not to, among other things, sell, assign, transfer, or dispose of any of the Arko Ordinary Shares they hold.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, New Parent entered into the Sponsor Support Agreement with the Sponsor, and for purposes of Section 6 and Section 12 thereof, Andrew R. Heyer and Steven J. Heyer, pursuant to which the Sponsor has agreed to vote all of its shares of Haymaker common stock (a) in favor of the approval and adoption of the Business Combination Agreement, GPM Equity Purchase Agreement, and other transaction documents, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Business Combination Agreement, and (c) against at any action, agreement or transactions (other than the Business Combination Agreement and the transactions contemplated thereby) or proposal that would reasonably be expected to (i) prevent or materially delay the transactions contemplated by the Business Combination Agreement or any other transaction document or (ii) result in failure of the transactions contemplated by the Business Combination to be consummated. In addition, the Sponsor, Andrew R. Heyer and Steven J. Heyer (each, a “Specified Holder”) have agreed to vote, or cause to be voted, all shares of New Parent Common Stock owned beneficially or of record, whether directly or indirectly, by such Specified Holder or any of its affiliates, or over which such Specified Holder or any of its affiliates maintains or has voting control, directly or indirectly, in favor of Arie Kotler if he is a nominee for election to the board of directors of New Parent from the Closing for a period of up to seven years following of the Closing, subject to certain exceptions contained in the Sponsor Support Agreement.

Following the First Effective Time, (i) the Sponsor will automatically forfeit 1,000,000 shares of New Parent Common Stock and 2,000,000 New Parent Warrants, and such shares and warrants will be cancelled and no longer outstanding and (ii) 4,000,000 shares of New Parent Common Stock that would otherwise be issuable to the Sponsor will be deferred (subject to certain triggering events).

Voting Letter Agreement

In connection with the Proposed Transactions, Arie Kotler, Morris Willner and Vilna Holdings entered into a letter agreement (the “Voting Letter Agreement”). Pursuant to the Voting Letter Agreement, until the seventh anniversary of the Closing, each of Morris Willner and Vilna Holdings (each, a “Willner Party”) shall vote, or cause to be voted, all shares of New Parent Common Stock owned beneficially or of record, whether directly or indirectly, by such Willner Party or any of its affiliates, or over which such Willner Party or any of its affiliates maintains or has voting control, directly or indirectly, at any annual or special meeting of stockholders of New Parent (including, if applicable, through the execution of one or more written consents if the stockholders of New Parent are requested to act through the execution of written consent), in favor of Arie Kotler if he is a nominee for election to the board of directors of New Parent.

Termination Fee Letter Agreement

On September 8, 2020, Haymaker entered into a letter agreement related to the Company Termination Fee (the “Termination Fee Letter Agreement”). In the event of any payment of the Company Termination Fee to Haymaker, Haymaker will allocate any such amounts as follows (and with the following priority): (i) to pay the expenses of Haymaker incurred in connection with the Proposed Transaction; (ii) to purchase from the Sponsor the Private Placement Warrants that the Sponsor purchased in connection with the IPO; (iii) to reimburse Haymaker for its expenses in connection with the Proposed Transaction or any other potential business combinations; (iv) to pay $25,000 to the Sponsor; and (v) to pay any taxes applicable to Haymaker. Haymaker will cause the amount of the applicable Company Termination Fee remaining after such payments to be paid to the Public Stockholders at the time of the Haymaker’s liquidation on a pro rata basis based on the number of shares of Haymaker Class A Common Stock held by such Public Stockholders.

Copies of the GPM Equity Purchase Agreement, Voting Support Agreements, Sponsor Support Agreement, Voting Letter Agreement, and Termination Fee Letter Agreement are filed with this Current Report on Form 8-K as Exhibits 2.2 and Exhibits 10.1 through 10.5, respectively, and are incorporated herein by reference. The foregoing descriptions of the GPM Equity Purchase Agreement, Voting Support Agreements, Sponsor Support Agreement, and Voting Letter Agreement, and Termination Fee Letter Agreement are qualified in their entirety by reference thereto.

As contemplated by the Business Combination Agreement, New Parent will enter into the Registration Rights and Lock-Up Agreement at the closing of the Business Combination. Additionally, effective as of the closing of the Business Combination, Haymaker, New Parent, and Continental Stock & Trust Company, as warrant agent, will enter into the Warrant Amendment, which will amend the Warrant Agreement entered into in connection with Haymaker’s initial public offering.

Item 7.01	Regulation FD Disclosure.

On September 9, 2020, Haymaker issued a press release announcing the execution of the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

A copy of the investor presentation is furnished as Exhibit 99.2 and incorporated by reference herein.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information

In connection with the proposed transactions, New Parent intends to file a registration statement on Form S-4, which will include a prospectus with respect to New Parent’s securities to be issued in connection with the proposed transaction and a proxy statement with respect to Haymaker’s stockholder meeting to vote on the transaction (the “Haymaker proxy statement/prospectus”), with the SEC. In addition, Arko will prepare a proxy statement (the “Arko proxy”), which will include the Haymaker proxy statement/prospectus as an exhibit thereto, to be filed with the Israel Securities Authority (the “ISA”). New Parent, Haymaker, GPM, and Arko urge investors and other interested persons to read, when available, the Haymaker proxy statement/prospectus and the Arko proxy, as well as other documents filed with the SEC and the ISA, because these documents will contain important information about the proposed transaction. When available, the Haymaker proxy statement/prospectus and other relevant materials for the proposed transaction will be mailed to stockholders of Haymaker as of a record date to be established for voting on the proposed transaction. The Haymaker proxy statement statement/prospectus, once available, can be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

Haymaker, Arko, New Parent, GPM and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Haymaker stockholders in connection with the proposed transaction. Investors and securityholders may obtain more detailed information regarding the names, affiliations and interests of Haymaker’s directors and officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 19, 2020 and is available free of charge at the SEC’s web site at www.sec.gov. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Haymaker’s stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus for the proposed transaction when available.

Forward Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of New Parent, Haymaker, Arko and GPM may differ from their actual results and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance including projected financial information (which is not audited or reviewed by our auditors) and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of New Parent, Haymaker, Arko and GPM, and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements with respect to the proposed transaction, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed transaction and any definitive agreements with respect thereto; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Haymaker and Arko or other conditions to closing; (4) the impact of the COVID-19 pandemic on (x) the parties’ ability to consummate the proposed transaction and (y) the business of GPM and New Parent; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of New Parent’s common stock on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the New Parent to grow, manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the demand for GPM’s services together with the possibility that GPM may be adversely affected by other economic, business, and/or competitive factors; (12) the failure of GPM to consummate its acquisition from Empire Petroleum Partners, LLC; (13) the number of shares submitted for redemption by Haymaker’s stockholders in connection with the stockholder meeting to approve the proposed transaction; (14) risks and uncertainties related to GPM’s business, including, but not limited to, changes in petroleum prices, the impact of competition, environmental risks, restrictions on the sale of alcohol, cigarettes and other smoking products and increases in their prices, dependency on suppliers, increases in fuel efficiency and demand for alternative fuels or electric vehicles, failure by independent outsider operators to meet their obligations, acquisition and integration risks, and currency exchange and interest rates risks; and (15) other risks and uncertainties included in (x) the “Risk Factors” section of the Haymaker proxy statement/prospectus, when available, and (y) other documents filed or to be filed with the SEC by Haymaker and the ISA by Arko. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. New Parent, Haymaker, Arko, and GPM do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of September 8, 2020, by and among Haymaker Acquisition Corp. II, ARKO Corp., Punch US Sub, Inc., Punch Sub Ltd. and ARKO Holdings Ltd.

2.2†	Equity Purchase Agreement, dated as of September 8, 2020, by and among ARKO Corp. and each of the persons or entities listed on Exhibit B thereto.

10.1	Voting Support Agreement, dated as of September 8, 2020, by and among Haymaker Acquisition Corp. II and Arie Kotler, KMG Realty LLC, and Yahli Group Ltd.

10.2	Voting Support Agreement, dated as of September 8, 2020, by and among Haymaker Acquisition Corp. II and Vilna Holdings, WRDC Enterprises and Morris Willner.

10.3	Sponsor Support and Waiver Letter Agreement, dated as of September 8, 2020, by and among Haymaker Sponsor II LLC, ARKO Holdings Ltd, and for purposes of Section 6 and Section 12 therein, Andrew R. Heyer and Steven J. Heyer.

10.4	Voting Letter Agreement, dated as of September 8, 2020, by and among Arie Kotler, Morris Willner and Vilna Holdings.

10.5	Termination Fee Letter Agreement, dated as of September 8, 2020.

99.1	Press Release, dated September 9, 2020.

99.2	Investor Presentation, dated September 2020.

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2020

HAYMAKER ACQUISITION CORP. II

By:	/s/ Christopher Bradley
Name: Christopher Bradley
Title: Chief Financial Officer